Exhibit 4.12

Entrusted Loan Contract

Contract No.: 506195013005

Loan Type: Entrusted loan

Borrower (Party A): Hanting Xingkong (Shanghai) Hotel Management Co., Ltd.

Telephone: 61952011
Domicile: No. 2226 Hongqiao Road, Shanghai	Fax: 61959524
Legal Representative (Principal Officer): Hui He	Zip Code: 200336

Entrusting Lender (Party B): Ctrip Computer Technology (Shanghai) Co., Ltd.

Telephone: 36044880
Domicile: No. 99 Fuquan Road, Shanghai	Fax:
Legal Representative (Principal Officer): Min Fan	Zip Code: 200336

Agent (Party C): China Construction Bank Corporation, Shanghai Minhang Subbranch

Telephone: 64126412
Domicile: No. 6555 Humin Road, Shanghai	Fax:
Principal: Yunkang Ding	Zip Code: 201199

In accordance with the application of Party A, Party B entrusts Party C with the disbursement of an entrusted loan to Party A.  After having reached agreement through negotiation, the parties hereto enter into this contract for joint observance and performance.

ARTICLE 1                           LOAN AMOUNT

Party B entrusts Party C with the disbursement of a loan in an amount of RMB (currency) Three Hundred Million only (in words) (the “Entrusted Loan”).

ARTICLE 2                           PURPOSE OF THE LOAN

Party A shall use the loan to satisfy its working capital requirements (the “Purpose”). Party A warrants that the Purpose complies with relevant laws, regulations, rules and policies of the People’s Republic of China (the “PRC” or “China”). Party A may not use any amount of the Entrusted Loan proceeds for any purpose other than the Purpose without Party B’s consent and a written notice to Party C.

ARTICLE 3                           TERM OF THE LOAN

The term of the Entrusted Loan under this contract shall be one year commencing on January 6th, 2014 and expiring on January 5th, 2015 (the “Loan Term”).

In the event that the date of commencement of the Loan Term hereunder is not consistent with the loan-to-deposit certificate (or borrowing certificate, meaning the same hereinafter), it shall be subject to the actual date of disbursement set forth in the loan-to-deposit certificate in relation to the initial disbursement. And the loan maturity date set forth in the first paragraph of this article shall be adjusted accordingly. The loan-to-deposit certificate shall constitute an integral part of this contract and have the equal legal force and effect as this contract.

ARTICLE 4                           INTEREST RATE, INTEREST CALCULATION AND SETTLEMENT

The rate of interest on the Entrusted Loan hereunder shall be 5.4% per annum.

The interest calculation and settlement hereunder shall be done in the following way:  The interest hereunder shall be settled on the 21st day of March, June, September, and December each year (each an “Interest Settlement Date”).

ARTICLE 5         DELIVERY OF THE ENTRUSTED FUNDS AND DISBURSEMENT OF THE ENTRUSTED LOAN

5.1                               Prior to each date of disbursement set forth in the Notice of Disbursement of the Entrusted Loan, Party B shall deliver the entrusted funds to Party C in full in a lump sum.

The entrusted loan fund account hereunder shall not be deemed as Party B’s deposit account with Party C and any balance therein shall not be deemed as Party B’s deposit balance kept at Party C.  That account shall be set up for Party C’s internal accounting treatment only. No interest shall accrue on any balance in that account.

5.2                               Preconditions to Disbursement of the Entrusted Loan

(1)                                 Party C shall have received the entrusted funds free from seizing, freezing or debiting;

(2)                                 Party C shall have received a “Notice of Disbursement of the Entrusted Loan”;

(3)                                 If any amount of the Entrusted Loan to be disbursed hereunder is denominated in foreign currency, Party A shall have opened a foreign exchange deposit account;

(4)                                 Neither Party A nor Party B has breached any provision herein; and

(5)                                 Other conditions: (intentionally left blank).

5.3                               Party C shall be entitled to refuse to make the disbursement where the actual amount of the entrusted funds delivered by Party B is less than the agreed amount to be disbursed.

5.4                               The Entrusted Loan should be delivered in accordance with the schedule set forth in Item 1 below:

(1)                                 the Entrusted Loan shall be disbursed as follows:

RMB150,000,000 on 6th January, 2014; and

RMB150,000,000 on 13th January, 2014;

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(2)                                 (intentionally left blank).

5.5                               In the event that Party C is rendered unable to disburse the Entrusted Loan as agreed hereunder for any reason attributable to Party B, Party B shall be solely liable to Party A, and Party C shall not be liable for that in any way.

ARTICLE 6                           SECURITY FOR THE LOAN

6.1                               It is intended that the Entrusted Loan hereunder shall be secured in the manners set forth in Item (1) below:

(1)                                 Party B shall execute a security contract in its own name.

(2)                                 Party C shall execute a security contract in its name under the entrustment of Party C.

(3)                                 (intentionally left blank).

6.2                               Where the security hereunder is required to be registered, Party B shall complete it by itself. Party C may complete the registration on behalf of Party B where Party C agrees to do that.

6.3                               Even if the security contract is executed in the name of Party C and Party C is registered as beneficiary of the security interest, Party C shall be an agent only. All the security interest and related liabilities and risks in respect of the security for the Entrusted Loan shall be vested in Party B.

6.4                               Both the guarantor and the collateral shall be supervised by Party B alone unless Party B and Party C otherwise agree in writing.

6.5                               In the event that Party B is rendered to lose the security interest and suffer losses due to any fault of Party C, Party C indemnify Party B against the direct losses of Party B to the extent of Party C’s fault; provided, however, that the indemnity liability of Party C shall not exceed the value that would have been realized with certainty from the security interest had the security interest not been lost.

ARTICLE 7                           REPAYMENT

7.1                               Principles of Repayment

Unless otherwise agreed in writing between Party A and Party B and Party C is notified in writing of such agreement, Party A shall make repayment in accordance with the principle of first interest then principal, and final settlement of interest simultaneously with the final repayment of the principal.

7.2                               Interest Payment

Party A should pay the interest due to Party B through Party C on an Interest Settlement Date. The date of first payment of interest shall be the first Interest Settlement Date after the disbursement of the Entrusted Loan.  Any and all the interest accrued on the Entrusted Loan shall be paid off simultaneously with the final repayment of the principal.

7.3                               Repayment of Principal

Party A should repay the loan principal in accordance with the following schedule:

RMB300,000,000  on 5th January, 2015;

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RMB                           on                    ,          ;

If any adjustment is made to the above principal repayment schedule, Party A and Party B should enter into an additional written agreement and notify Party C in writing.

7.4                               Manners of Loan Repayment

Prior to each payment date and Interest Settlement Date, Party A should set aside in its account maintained with Party C as discussed above an amount sufficient for payment of the payables for the then current term and transfer, and Party C shall also have the right to debit, the necessary amount from such account to pay such payables, or Party A may also transfer the necessary amount from any of its other accounts to pay the payables.

7.5                               Prepayment

Subject to consent of both Party A and Party B and notice to Party C, Party A may prepay all or any part of the principal and interest of the Entrusted Loan.

Where Party A prepays any amount of the principal, the interest accrued thereon should be calculated in accordance with actual number of days during which such amount remains outstanding and the interest rate agreed herein.

Where Party A repays the Entrusted Loan by installments and prepays the principal of the Entrusted Loan in part, the prepaid amount shall be applied against the outstanding principal that falls due last on the repayment schedule, which means that prepayment shall be applied in an inverse chronological order.  After such prepayment, interest shall continue to accrue on any amount of the Entrusted Loan that remains outstanding at the interest rate agreed herein.

With respect to any amount of the Entrusted Loan that has been prepaid, Party C shall not refund the Entrusted Loan handling charges that has been received.

7.6                               Payment through Party C

(1)                                 Party A shall repay any amount of the Entrusted Loan to Party B through Party C instead of directly to Party B. Party C shall notify Party B promptly after its receipt of repayment from Party A.

In the event that Party B receives any repayment from Party A directly, Party B shall notify Party C immediately and deliver such repayment to Party C for it to credit such repayment to the accounts in accordance with normal repayment procedures.

(2)                                 Any business tax or other taxes that Party B is required to pay in accordance with applicable laws for the entrustment of the loan disbursement contemplated hereunder shall be paid solely by Party B, and Party C shall not have any withholding obligation therefor. Where Party C is rendered unable to conduct accounting treatment in time and accurately or suffers losses due to any action of Party A or Party B, Party A and Party B shall assume joint and several legal liabilities towards Party C.

7.7                               Principles of Repayment in the case of Multiple Loans Becoming Due Simultaneously

Where any amount of the Entrusted Loan becomes due and payable at the same time as any other loan extended to Party A by Party C for its own account (such loan a “Self-Operated Loan”) and Party A fails to indicate which loan any repayment made by Party A shall be applied to, such repayment shall be applied to such Self-operated on a priority basis.  Party C shall also have the right to debit an appropriate amount from any of Party A’s accounts with Party C to repay such Self-operated Loan on a priority basis.

Where more than one entrusted loan disbursed to Party A by Party C under entrustment of Party B becomes due and Party A fails to indicate which loan any repayment made by Party A shall be applied to, it shall be Party C who shall decide which entrusted loan such repayment shall be applied to.

ARTICLE 8                           HANDLING CHARGES AND OTHER FEES

8.1                               The handling charges hereunder shall be paid in accordance with the provisions set forth in Item (1) below :

(1)                                 by Party A.

(2)                                 by Party B.

(3)                                      % by Party A and     % by Party B.

8.2                               The party obligated to pay the handling charges (the “handling charges payer”) shall pay the Entrusted Loan handling charges to Party C in full and on time in accordance with this article regardless of whether Party A has repaid the principal and interest of the Entrusted Loan on time or committed any other default.   In the event that the lender-borrower relationship between Party A and Party B or the entrustor-agent relationship between Party B and Party C becomes invalid, any handling charges received by Party C shall not be refunded and the handling charges payer shall have the obligation to pay any handling charges that are payable but remain unpaid.

8.3                               Rate, schedule and manners of payment of handling charges:

0.1% of the Entrusted Loan to be disbursed and payable in a lump sum on the date of disbursement of the Entrusted Loan.

8.4                               If the handling charges payer fails to pay any handling charges as agreed above, for each day such handling charges remains overdue, Party C shall be entitled to charge liquidated damages equal to 1/10000 of such handling charges and may debit such handling charges and liquidated damages from the recovered principal and interest of the Entrusted Loan or any account of Party A or Party B in any currency maintained with Party C.

8.5                               Any and all the attorney fees, insurance fees, appraisal fees, registration fees, custody fees, authentication fees and notarization fees and the like related to this contract and the security hereunder shall be borne by Party A (insert “Party A” or “Party B” as applicable).

Party C shall not bear any expense under this contract. In the event that Party C advances any fees or expenses (including but not limited to legal costs, attorney fees, registration fee, notarization fees and announcement fee and expenses, Party A (insert “Party A” or “Party B” as applicable) shall reimburse Party C therefor within ten working days as of Party C’s written notice, otherwise, Party C may debit the same from any account of Party A or Party B maintained with Party C.

8.6                               Party A and Party B shall bear joint and severable liability for the obligations towards Party C set forth in this article.

ARTICLE 9                           PARTY A’S RIGHTS AND OBLIGATIONS

9.1                               Party A’s rights

(1)                                 Party A shall be entitled to require Party B to instruct Party C to disburse the Entrusted Loan as agreed in this contract.

(2)                                 Party A shall be entitled to utilize the Entrusted Loan proceeds for the Purpose.

(3)                                 Subject to requirements of Party B, Party A shall be entitled to apply to Party B for an extension of the Loan Term and execute an extension agreement with Party B and Party C after its application is accepted by both Party B and Party C.

(4)                                 Party A shall be entitled to require both Party B and Party C to keep confidential the relevant information furnished by Party A unless otherwise provided by law, regulations, rules or this contract.

(5)                                 Party A shall be entitled to reject Party B or Party C or any of their employees asking for bribe, and lodge complaint with the competent authority about such misconduct and any other act of Party B or Party C that may violate any PRC laws and regulations.

9.2                               Party A’s Obligations

(1)                                 Party A shall utilize the Entrusted Loan proceeds in accordance with the Purpose and may not misappropriate the same.  Party A shall support and cooperate with Party B in Party B’s inspection of Party A’s utilization of the Entrusted Loan proceeds hereunder.  Party A shall furnish Party B with its financial and accounting information as well as production and operation information as requested by Party B, and shall ensure the accuracy, completeness and validity of any information it provides.

(2)                                 Party A shall promptly notify Party B in writing upon the occurrence of any of the following events to Party A:

(i)                                     contracting, trustee(receiver) appointed, lease, shareholding restructuring, investment, joint operation, mergers and acquisitions, acquisition and restructuring, division, joint venture, filing for temporary cessation of operation or dissolution, revocation, filing for (or subject to a filing for) bankruptcy, change of controlling shareholders/actual controllers, transfer of substantial assets, suspension of business activity, significant penalty imposed by regulatory authorities, cancellation of registration, revocation of business license, involvement in material legal proceedings, severe deterioration in operation and financial condition, legal representative/principal officer being unable to perform their duties; or

(ii)                                any change to Party A’s name, legal representative (or principal officer), registered address, business scope, registered capital, or articles of association or any other items registered with the industrial and commercial authority;

(3)                                 Party A shall perform any other obligation provided herein.

ARTICLE 10                    PARTY B’S RIGHTS AND OBLIGATIONS

10.1                        As the lender hereunder, Party B shall enjoy all the rights and interests as a lender and assume all the obligations, responsibilities and risks as a lender.

10.2                        Party B shall conduct an independent review of the feasibility and legality of the project for which the Entrusted Loan is granted hereunder, and of the creditworthiness, repayment ability, and performance ability of Party A and/or the security provider, and shall make an independent judgment and assume any risks that may arise from the failure to recover the Entrusted Loan on time and in full.

10.3                        After a disbursement of the Entrusted Loan, Party B shall continuously supervise Party A’s utilization of the Entrusted Loan proceeds and pay close attention to Party A’s operating and financial condition and solvency, and shall promptly take appropriate measures upon occurrence of any event to Party A that may adversely affect the realization of Party B’s creditor’s rights.  Party B understands and agrees that Party C has no obligation in this respect.

10.4                        Party B’s obligations to Party C hereunder shall not be affected by any failure of Party A to repay any principal or interest, nor by any breach of this contract or any violation of law, nor by the invalidity of the lender-borrower relationship hereunder.

10.5                        Party B has the right to inspect and supervise Party A’s utilization of the Entrusted Loan proceeds and to request Party A to provide Party A’s financial and accounting information as well as production and operation information and shall keep the above information confidential, unless otherwise provided by applicable laws, regulations or rules or otherwise required by competent authorities.

10.6                        Upon maturity of the Entrusted Loan, Party B shall promptly conduct collection, bring lawsuits against Party A and/or the security provider, apply for enforcement, declare creditor’s rights in bankruptcy proceedings, and take any other remedies permitted by law, as the case may be.  Party C shall not be held liable in any way even though it is obligated to assist Party B in the recovery of the Entrusted Loan.

10.7                        Any instruction issued by Party B to Party C shall be timely, clear, complete, consistent and compliant with laws and this contract, otherwise, Party C may refuse to follow such instruction.  In the case of such refusal, Party B shall be liable for any and all consequences arising therefrom.  Party B shall be liable for any and all legal consequences arising from any act by Party C pursuant to instructions of Party B.

10.8                        Party B shall not request Party C to issue any deposit certificate with respect to any entrusted funds.  Even if Party C issues a deposit certificate in any form with respect to any entrusted funds, Party B shall  not transfer, pledge or otherwise dispose of such deposit certificate, instead it shall return it to Party C prior to Party C’s disbursement to Party A of the Entrusted Loan.  Party B shall not request Party C to make any payment or hold Party C liable by invoking such deposit certificate.

10.9                        Party B shall have other rights and obligations agreed herein.

ARTICLE 11                    PARTY C’S RIGHTS AND OBLIGATIONS

11.1                        Party C shall assist Party B in the supervision of the use by Party A of the Entrusted Loan for the Purpose.

“Party C shall assist Party B in the supervision” shall mean that, in respect of each amount of the Entrusted Loan disbursed hereunder, Party C shall provide to Party B with the statements of Party A’s deposit account with Party C to which such amount has been credited for the period commencing from the date of such amount being credited to the date that falls one month thereafter.

11.2                        Party C shall have the right to provide Party B with any information about Party A relating to the Entrusted Loan or to Party A’s deposits, loans and settlement activities with Party C.

11.3                        Party C shall not be liable for any dispute between Party B and Party A or for any act of Party A or Party B that violates laws or regulations.

11.4                        Where Party A fails to punctually repay any amount of the Entrusted Loan in full and Party C indemnifies Party B thereagainst in accordance with a court judgment or arbitral award, any and all the rights of Party B against Party A and the security provider shall be promptly assigned to Party C.  In such case, Party A shall not raise any objection to such assignment and shall undertake that it shall perform the obligations and liabilities to Party C immediately after receipt of a written notice from Party C.

11.5                        Party C shall assist Party B in the recovery of the Entrusted Loan in accordance with the following provisions:

(1)                                 prior to maturity of the principal of the Entrusted Loan (including the principal payable by installments, meaning the same hereinafter)

Party C shall calculate and settle the interest on the Entrusted Loan in accordance with the relevant provisions herein.  After each installment repayment by Party A, Party C shall complete appropriate accounting treatment and report to Party B about the amount and time of such repayment and the amount of the outstanding principal and interest.  Following its receipt of the above financial information reported by Party C, Party B shall promptly check such information and raise any question about or disagreement to such information to Party C within 5 working days.  Party C shall not be liable for any loss suffered by Party A or Party B arising from failure of Party B to raise such disagreement as required above.  If on any interest settlement date Party A fails to pay the relevant interest on the Entrusted Loan, Party C shall notify Party B thereof in writing.

(2)                                 after maturity of the principal of the Entrusted Loan

(i)            If Party A makes repayment punctually and in full upon the maturity of the principal of the Entrusted Loan, Party C shall credit the appropriate account following normal procedures and notify Party B thereof in a timely manner.  If Party A fails to make any repayment punctually and in full, Party C shall notify Party B in writing of such failure and shall demand Party A, once and only once, for repayment within one month.  Party C shall be deemed to have fulfilled its obligation of assistance in overdue loan recovery as long as Party C has issued a written demand in accordance with the name, address and telephone (fax) number provided by Party A or Party B, or there is proof that Party C has demanded Party A for repayment by any other means.

(ii)           If Party B desires to entrust Party C to continue the assistance in the Entrusted Loan recovery after all the principal matures, it shall execute a separate written entrustment agreement with Party C in respect thereof.  Where Party B and Party C fail to reach such agreement within one month after such maturity date, all the obligations of Party C hereunder shall automatically terminate forthwith and Party C shall have the right to write off the accounts relating to the Entrusted Loan.

(3)                                 Party C’s obligations to assist Party B in the recovery of the Entrusted Loan shall be limited to those specified in this section.

11.6                        Party C shall have no obligation to participate in any litigation, arbitration, bankruptcy proceedings relating to the Entrusted Loan and the security related thereto, nor shall it have any obligation towards Party B to dispose of any debt-offsetting assets.

ARTICLE 12                    EVENT OF DEFAULT AND LIABILITIES

12.1                        Party A’s Events of Default and Liabilities

(1)                                 Any of the following events shall constitute an event of default of Party A:

(i)                                     any breach by Party A of any provision of this contract; and

(ii)           any event that in the opinion of Party B may adversely affect the realization of its creditor’s rights hereunder.

(2)                                       Party A’s liabilities for default:

Upon occurrence of any of the above events, Party B may take any one or more of the following remedial measures:

(i)            request Party A to remedy its default within a specified time limit;

(ii)           notify Party C to suspend  the part of the Entrusted Loan yet to be disbursed;

(iii)          charge default interest (if any) as provided herein;

(iv)          declare all the principal and interest to be due and payable by Party A immediately; and

(v)           any other remedial measures permitted by law.

12.2                        Party B’s Events of Default and Liabilities

(1)                                 Any of the following events shall constitute an event of default of Party B:

(i)            failure of Party B to deliver the entrusted funds to Party C in full and in time, or failure to disburse the Entrusted Loan as provided herein for any other reason attributable to Party B;

(ii)           the source of entrusted funds being incompliant with laws or regulations, or any representation or warranty of Party B being false, inaccurate or incomplete;

(iii)                               failure of Party B to pay Party C punctually and fully any Entrusted Loan handling charges; and

(iv)                              any breach by Party B of any other provision hereof.

(2)                                 Party B’s liabilities for default:

(i)        Upon occurrence of an event of default of Party B, Party A shall have the right to request Party B to remedy such default within a specified time limit and to compensate losses and/or take any other remedial measures.

(ii)       Party C shall have the right to take any one or more of the following remedial measures upon occurrence of any event of default of Party B:

(A)                                           request Party B to remedy its default within a specified time limit;

(B)                                           refuse to provide entrustment loan service to Party B;

(C)                                           directly debit any account of Party B for handling charges;

(D)                                           request Party B to compensate losses;

(E)                                            terminate the entrustment relationship between Party B and Party C; and

(F)                                             any other remedial measures permitted by law.

12.3                        Party C’s Events of Default and Liabilities

(1)                                 If Party C delays without any justifiable reason in disbursing any amount of the Entrusted Loan to Party A after Party B delivers the necessary entrusted funds to Party C in accordance with this contract, Party B shall have the right to request Party C to disburse such amount immediately.

(2)                                 If Party C fails to perform its obligations to assist Party B in the recovery of the Entrusted Loan in accordance with this contract, which results in Party B being unable to punctually recover the principal of and the interest on the Entrusted Loan, Party C shall be liable for any direct loss suffered by Party B in proportion to Party C’s fault only if Party B is not at fault.

ARTICLE 13       REPRESENTATIONS AND WARRANTIES

13.1                        Party A hereby represents and warrants as follows:

1)                                     it has read all the provisions in this contract and fully knows and understands the meaning and legal consequences thereof;

(2)                                 the execution and performance of this contract by Party A is in compliance with laws, administrative regulations, rules and Party A’s articles of association (or its other internal constitutional documents) and has been approved by Party A’s internal competent organization and/or the competent government authorities; and

(3)                                 the Purpose of the Entrusted Loan hereunder is in compliance with laws and regulations, and the project for which the Entrusted Loan proceeds are to be used has been approved by the competent authorities if necessary.

13.2                        Party B hereby represents and warrants as follows:

(1)                                 it has the legal qualification to entrust any other person to disburse the Entrusted Loan;

(2)                                 the entrusted funds are from legal sources and not from bank financing, nor from company or public funds deposited in the name of an individual, nor from any funds that are prohibited from being used for entrusted loan purpose under applicable laws, regulations or rules;

(3)                                 it has the lawful right and has been approved by competent authorities to dispose of the entrusted funds; and

(4)                                 the handling of the Entrusted Loan is not for the purpose of violating or circumventing any PRC laws, regulations, rules or regulatory measures, and does not cause any damage to any lawful interests of the State, any collective organization or any third party.

ARTICLE 14                    MISCELLANEOUS

14.1                        Direct Debiting Right

Party C shall be entitled to debit, without prior notice to either Party A or Party B, any account of Party A or Party B at China Construction Bank in RMB or any other currency to pay all amounts payable to Party C by Party A or Party B under this contract.  Party A or Party B shall assist Party C to complete any procedures for foreign exchange settlement or sale, and Party A or Party B shall bear the risk of exchange rate fluctuation.

14.2                        Party C’s Records as Evidence

Unless there is any reliable and definitive evidence to the contrary, Party C’s internal records of principal, interest, expenses and repayment, receipts, vouchers made or retained by Party C during the course of drawdown, repayment, interest payment, and records and vouchers relating to collections by Party C shall constitute valid evidence of the creditor-debtor relationship between Party A and Party B and the performance of obligations by Party C. Party A and Party B hereby agree that they shall not raise any objection thereto.

14.3                        Assignment and Assumption

(1)                                 Any assignment by Party A of any of its rights or obligations hereunder shall be subject to written consent of both Party B and Party C.

(2)                                 Any assignment by Party B of any of its rights or obligations hereunder shall be subject to written consent of Party C.

(3)                                 Any assignment by Party C of any of its rights or obligations hereunder shall be subject to written consent of Party B; provided, however, that, in case of any merger, division, setting up subsidiaries or organizational or business function restructuring of China Construction Bank Corporation, Party C’s rights and obligations hereunder may be assigned to or assumed by a third party with legal qualification to operate entrustment loan business as long as Party C issues a notice to Party A and Party B through correspondence, telephone or press release.

14.4                        Consequences of Invalidity or Rescission

In case the entrustment relationship and/or lender-borrower relationship hereunder are/or is invalid or rescinded pursuant to any law,

(1)                                 If the entrustment relationship between Party B and Party C is valid while the lender-borrower relationship between Party A and Party B is invalid or rescinded, Party C shall not be held liable, and

(i)            where Party C has not delivered the entrusted funds to Party A by then, it shall return the entrusted funds to Party B without any interest;

(ii)           where Party C has delivered the entrusted funds to Party A by then, Party B shall directly request Party A to return the entrusted funds and Party C shall not be liable for any losses suffered by Party B arising therefrom; and

(iii)          where any third party has suffered losses as a result of such invalidity or rescission, Party A and Party B shall be liable in proportion to their respective fault and Party C shall not be liable.

(2)                                 If the entrustment relationship is held invalid or rescinded while the lender-borrower relationship is valid,

(i)            where Party C has not delivered the entrusted funds to Party A by then, it shall return the entrusted funds to Party B without any interest; and

(ii)           where Party C has delivered the entrusted funds to Party A by then, Party A and Party B shall resolve the issues relating to the entrusted funds through consultations in accordance with applicable laws and Party C shall not be liable in any way.

(3)                                 If both the entrustment relationship and the lender-borrower relationship are invalid or rescinded,

(i)            where Party C has not delivered the entrusted funds to Party A by then, it shall return the entrusted funds to Party B without any interest;

(ii)           where Party C has delivered the entrusted funds to Party A by then, Party B shall directly request Party A to return the entrusted funds and Party C shall not be liable for any losses suffered by Party B; and

(iii)          where any third party has suffered losses as a result of such invalidity or rescission, Party A and Party B shall be liable in proportion to their respective fault and Party C shall not be liable.

14.5                        Party B shall supervise and inspect Party A, and obtain information about Party A through other channels and shall not rely on Party C in this respect.  Party C may at its sole discretion, report to Party B the information it possesses; provided, however, that, Party C shall not be liable for the promptness, truthfulness, completeness, accuracy and validity of any such information.

14.6                        In the event of any change to the address or other contact information of any party set forth herein, such party shall promptly notify the other parties of such change in writing.  Such party shall be liable for any loss caused by its failure of giving prompt notice of such change.

14.7                        Any rights that Party C has under law or this contract shall not be interpreted as obligations of Party C.  In case Party C fails to exercise or waives any of such rights, neither Party A nor Party B may hold Party C legally liable by virtue of that.

14.8                        Notice to Disburse the Entrusted Loan, acknowledgements and other documents and certificates relating to this contract shall constitute integral parts of this contract.

14.9                        This contract shall be executed in three counterparts.

14.10                 Additional Provisions

(1)         In the event that by agreement between Party A and Party B, Party B waives its rights to the Entrusted Loan as a creditor under this contract, each of Party A and Party B shall issue to Party C an official letter and documents evidencing corporate decisions with legal force, including shareholder meeting resolutions and board resolutions.  In such case, Party C’s obligations hereunder shall be extinguished.  Notwithstanding the foregoing, the obligations and liabilities of Party A or Party B accrued hereunder, including those for payment, shall not be affected thereby.

(2)         (intentionally left blank).

14.11                 Dispute Resolution

Any dispute arising from the performance of this contract may be settled by consultation.  If any dispute cannot be resolved through consultation, such dispute shall be resolved in accordance with the procedures set forth in Item (i) below:

(i)                                     such dispute shall be submitted to a court domiciled within the jurisdiction where Party C is located; or

(ii)                                  such dispute shall be submitted to (intentionally left blank) Arbitration Commission for arbitration at (intentionally left blank) [place of arbitration] in accordance with the arbitration rules of the Commission then in effect.  The arbitral award shall be final and binding upon the parties hereto.

Provisions of this contract that are irrelevant to the dispute shall continue to be performed when the dispute is under litigation or arbitration.

14.12                 Effectiveness of This Contract

This contract shall become effective upon being signed by the legal representative/(principal officer) or authorized representative of, and affixed with the company seal of, each of Party A and Party B (in case Party A and/or Party B are/is natural person(s), only the signature is required); and being signed by the principal officer or authorized representative of, and affixed with the company seal of, Party C.

Party A (company seal): HANTING XINGKONG (SHANGHAI) HOTEL MANAGEMENT CO., LTD.

Legal Representative (principal officer) or Authorized Representative (signature):	/s/Hui He

December 19, 2013

Party B (company seal): CTRIP COMPUTER TECHNOLOGY (SHANGHAI) CO., LTD.

Legal Representative (principal officer) or Authorized Representative (signature):	/s/Min Fan

December 19, 2013

Party C (company seal): CHINA CONSTRUCTION BANK CORPORATION, SHANGHAI MINHANG SUBBRANCH

Legal Representative (principal officer) or Authorized Representative (signature):	/s/Fenghua Wang

December 19, 2013